Exhibit 10.11

                             FIRST AMENDMENT TO THE
                              GRANGE NATIONAL BANK
                              AMENDED AND RESTATED
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      This First Amendment to the Grange National Bank Amended and Restated Supplemental Executive Retirement Agreement is entered into as of March 26,2003 by and between GRANGE NATIONAL BANK, a nationally-chartered commercial bank located in Laceyville, Pennsylvania (the "Company"), and THOMAS A. McCULLOUGH (the "Executive").

      On January 17,2003, the Company and the Executive entered into an Amended and Restated Supplemental Retirement Agreement (the "Agreement"). The parties now desire to amend the Agreement as set forth herein.

      The parties hereto, intending to be legally bound hereby, agree as follows:

      1. Section 2.5 of the Agreement is amended by adding the following sentence at the end of the Section:

      Notwithstanding any other provisions to the contrary in this Section 2.5, the Company shall not pay the Change of Control Benefit but shall instead pay the Early Retirement Benefit in the amounts and at the times provided in Section 2.3 hereof if (a) the payment of the Change of Control Benefit would cause the amount of any other payments that the Executive otherwise has the right to receive from the Company to be reduced as a result of such other payments and the Change of Control Benefit being limited to the largest amount as will result in no portion of them being subject to excise tax imposed under Section 4999 of the Code, or (b) the payment of the Change of Control Benefit would cause the sum of (i) any other payments that the Executive has the right to receive from the Company and
      (ii) the Change in Control Benefits to be a "parachute payment," as defined by Section 280G of the Code.

      2. All other terms and conditions of the Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the Company and the Executive have caused this First Amendment to be duly executed as of the date first above written.

EXECUTIVE                               GRANGE NATIONAL BANK


/s/ Thomas A. McCullough                By: /s/ Sally A. Steele, Secretary
------------------------------              ---------------------------------
Thomas A. McCullough                          Sally A. Steele
                                                       As its Secretary

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               (C) 2002 Clark/Bardes Consulting-Banking Practice

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of Executives, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

                              GRANGE NATIONAL BANK
                              AMENDED AND RESTATED
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                              GRANGE NATIONAL BANK
                              AMENDED AND RESTATED
                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

      This Agreement is entered into this January 17, 2003, by and between GRANGE NATIONAL BANK, a nationally-chartered commercial bank located in Laceyville, Pennsylvania (the "Company"), and THOMAS A. MCCULLOUGH (the "Executive").

      On January 1, 1996, the Company and the Executive entered into an Executive Supplemental Income Agreement (the "Prior Agreement"). Pursuant to its powers to amend the Prior Agreement, the Company hereby amends and restates the Prior Agreement in its entirety.

      The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Agreement shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   ARTICLE 1
                                  DEFINITIONS

      The following words and phrases shall have the following meanings, unless the context requires otherwise:

1.1 "Accrual Balance" means the liability accrued on the books of the Company for the Company's obligation for the Normal Retirement Benefit, using generally accepted accounting principles.

1.2 "Beneficiary" means each designated person, or the estate of the Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 3.

1.3 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4 "Board" means the Board of Directors of the Company as from time to time constituted.

1.5   "Change of Control" means

      (a) A change in the ownership of the capital stock of the Company or the Corporation, whereby another corporation, person, or group acting in concert

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      (hereinafter this Agreement shall collectively refer to any combination of these three [another corporation, person, or group acting in concert] as a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company or the Corporation which constitutes fifty percent (50%) or more of the combined voting power of the Company's or the Corporation's then outstanding capital stock then entitled to vote generally in the election of directors; or

      (b) The persons who were members of the Board of Directors of the Company or the Corporation's immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board of Directors; or

      (c) The adoption by the Board of Directors of the Company or the Corporation of a merger, consolidation or reorganization plan involving the Company or the Corporation in which the Company or the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Company or the Corporation. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company or the Corporation shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company or the Corporation that have an aggregate fair market value equal to fifty percent (50%) or more of the fair market value of all of the respective gross assets of the Company or the Corporation immediately prior to such acquisition or acquisitions; or

      (d) A tender offer or exchange offer is made by any Person which results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company's or the Corporation's outstanding shares of Common Stock or shares of capital stock having fifty percent (50%) or more the combined voting power of the Company's or the Corporation's then outstanding capital stock (other than an offer made by the Company or the Corporation), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power; or

      (e) Any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this Section I.5.

      Notwithstanding the above, certain transfers are permitted within Section 318 of the Code and such transfers shall not be deemed a Change of Control under this Section 1.5.

1.6   "Code" means the Internal Revenue Code of 1986, as mended.

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1.7   "Compensation" means the annual compensation, including bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, and including automobile allowances paid to the Executive for employment services rendered to the Company, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code ss. 125 plans of the Company.

1.8 "Corporation" means Grange National Banc Corp., a Pennsylvania corporation.

1.9 "Disability" means a condition whereby the Executive, because of a physical or mental sickness, accident or injury, is or will be unable to perform the duties of the Executive's customary position of employment with the Company or any other employer. The Board, in its sole discretion, shall determine whether the Executive is disabled and may require the Executive to submit to a physical examination in order to determine disability.

1.10  "Disability Benefit" means the benefit as set forth in Section 2.4.

1.12  "Early Retirement Benefit" means the benefit as set forth in Section 2.3.

1.13  "Effective Date" means 1/1/96.

1.14 "Final Compensation" means the average of the Executive's Compensation for his or last five calendar years of employment (including the annualized compensation for the calendar year in which the event that entitled the Executive to a distribution of benefits under this Agreement occurred).

1.15  "Normal Retirement Age" means the Executive's sixty-second (62nd)birthday.

1.16  `Normal Retirement Benefit" means the benefit as set forth in Section 2.2,

1.17 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.18 "Pension Benefit" means the balance in the Executive's 401(k) (as of the date any benefits are being determined) attributed to all Company contributions, plus the return on those contributions, amortized over a two hundred forty (240) month period with interest calculated on the unpaid balance at an annual rate of eight ' percent (8%), compounded monthly.

1.19  "Plan Administrator" means the plan administrator described in Article 5.

1.20  "Plan Year" means the twelve (12) month period from January 1 to December
      3I.

1.21 "Termination for Cause" means termination of the Executive's employment for: (a) gross negligence or gross neglect of duties; (b) commission of a felony or of a gross misdemeanor involving moral turpitude; or (c) actions inimical to the interests of the Company, including but not limited to fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Company.

1.22 "Termination of Employment" means the date on which the Executive (i) retires, resigns or ceases to be an employee; (ii) dies while in the active employ of the Company; or (iii) departs from the service of the Company for any reason; provided, that the Executive will not be deemed to have terminated the Executive's employment solely by reason of a leave of absence duly approved by the Company.

1.23 "Years of Service" means the twelve consecutive month period beginning on the Executive's date of hire and any twelve (12) month anniversary thereof, during the entirety of which time the Executive is an employee of the Company. The Plan Administrator in its discretion may also grant additional Years of Service in such circumstances where it deems such additional service appropriate.

                                   ARTICLE 2
                         RETIREMENT AND DEATH BENEFITS

2.1 Agreement Benefits. The Executive's benefits under this Agreement shall be limited to those described in this Article 2, and shall be subject to any conditions and limitations set forth in Article 4 and contained elsewhere in this Agreement.

2.2 Normal Retirement Benefit. Upon the Normal Retirement Date, the Company shall pay to the Executive an annual Normal Retirement Benefit equal to eighty- five percent (85%) of the Executive's Final Compensation reduced by the (a) Pension Benefit, and (b) fifty percent (50%) of the Social Security benefit that would be receivable by the Executive calculated as if the Executive's Normal Retirement Age were also his normal retirement age or age at which unreduced Social Security benefits were available under the Social Security law (regardless of whether any Social Security benefits are actually payable currently on the Executive's Normal Retirement Date). The Company shall pay the Normal Retirement Benefit to the Executive in twelve (12) equal monthly installments commencing as of the first day of the month following the Executive's Normal Retirement Date and payable during the Executive's lifetime on or around the first day of each successive month thereafter until the Executive has received one hundred eighty (180) installments. Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Agreement is to be provided.

2.3 Earls Retirement Benefit Upon the Executive's Termination of Employment before the Normal Retirement Date, the Company shall pay to the Executive an annual Early Retirement Benefit, determined by amortizing the Accrual Balance over one hundred eighty (180) equal monthly installments at an annual rate of interest equal to the Prime Rate as published in the Wall Street Journal on the last business day immediately preceding the Executive's Termination of Employment. The Company shall pay the Early Retirement Benefit to the Executive commencing as of the first day of the month following the Executive's Termination of Employment and payable during the Executive's lifetime on or around the first day of each successive month thereafter until the Executive has received one hundred eighty (180) installments. Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Agreement is to be provided.

2.4 Disability Benefit. Upon Termination of Employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive an annual Disability Benefit, determined by amortizing the Accrual Balance over one hundred eighty (180) equal monthly installments at an annual rate of interest equal to the Prime Rate as published in the Wall Street Journal on the last business day immediately preceding the Executive's Termination of Employment. The Company shall pay the Disability Benefit to the Executive commencing as of the first day of the month following the Executive's Termination of Employment and payable during the Executive's lifetime on or around the first day of each successive month thereafter until the Executive has received one hundred eighty (180) installments. Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Agreement is to be provided.

2.5 Chance of Control Benefit. Following a Change of Control, upon the Executive's Termination of Employment for reasons other than death, Disability or attaining Normal Retirement Age, the Company shall pay to the Executive an annual Change of Control Benefit equal to eighty-five percent (85%)of the Executive's Final Compensation reduced by the (a) Pension Benefit, and (b) fifty percent (50%) of the Social Security benefit that would be receivable by the Executive calculated as if the Executive's age at Termination of Employment were also his normal retirement age or age at which unreduced Social Security benefits were available under the Social Security law (regardless of whether any Social Security benefits are actually payable currently on the Executive's Normal Retirement Date). The Company shall pay the Change of Control Benefit to the Executive in twelve (12) equal monthly installments commencing as of the first day of the month following the Executive's Termination of Employment and payable during the Executive's lifetime on or around the first day of each successive month thereafter until the Executive has received one hundred eighty (180) installments. Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Agreement is to be provided.

2.6 Pre-Retirement Death Benefit. If the Executive dies while in the active employ by the Company, the Company shall pay to the Beneficiary the following benefits:

                  Year 1:         100% of Compensation
                  Years 2-5:       75% of Compensation
                  Years 6-15:      50% of Compensation

      The Company shall pay the Pre-Retirement Death Benefit to the Beneficiary in twelve (12) monthly installments commencing as of the first day of the month following the Executive's death and on or around the first day of each successive month thereafter until the Executive's beneficiary has received one hundred eighty (180) installments. Upon making all of such installments, the Company's obligation to provide such payments will cease. No further benefit under this Agreement is to be provided.

2.7 Post-Commencement Death Benefit. If the Executive dies after any benefit payments have commenced under this Article but before receiving all such payments, the Company shall pay to the Beneficiary the remaining benefits at the same time, for such duration and in the same amounts they would have been paid to the Executive had the Executive survived.

2.8 Post-Retirement, Commencement Death Benefit. If the Executive is entitled to a benefit under this Article, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

2.9 Withholding and Payroll Taxes. The Company shall withhold from any and all benefits made under this Article 2, all federal, state and local income taxes, employment and other taxes required to be withheld by the Company in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Company.

                                   ARTICLE 3
                                 BENEFICIARIES

3.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement to a beneficiary upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Executive participates.

3.2 Beneficiary Designation; Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the

      Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

3.3 Acknowledgement. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

3.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

3.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

                                   ARTICLE 4
                        GENERAL LIMITATIONS ON BENEFITS

4.1 Termination for Cause. If there is a Termination for Cause by the Company of the Executive, the Executive shall cease participation hereunder as of the date of such termination and no benefits shall be paid to the Executive or the Executive's Beneficiary.

4.2 Requirement of Non-Competition. The Company shall not pay to the Executive any benefit under this Agreement if, during the term that benefits payments are being made, the Executive, without the prior written consent of the Board engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted within twenty-five (25) miles of any office of the Company existing as of the date of the Executive's Termination of Employment, which enterprise is, or may deemed to be, competitive with any business carried on by the Company as of the date of the Executive's Termination of Employment. This section shall not apply following a Change of Control.

4.3 Services. Payment of the Early Retirement Benefit or Normal Retirement Benefit is conditioned upon the Executive, while receiving payments under this Agreement, rendering such reasonable business consulting and advisory services to the Company as requested by the Board. Such services shall not require the Executive to be active in the Company's day-to-day activities, and the Executive shall be compensated for such services in an amount to be then agreed upon, and shall be reimbursed for all expenses incurred in performing such services.

4.4 Executive's Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within two years of the Effective Date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for insurance or any benefits provided by the Company to the Executive.

                                   ARTICLE 5
                          ADMINISTRATION OF AGREEMENT

5.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

5.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

5.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

5.4 Indemnity of Plan Administrator. The Company shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the

      Plan Administrator or any of its members.

5.5 Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of the Executive, the date and circumstances of the retirement, Disability, death or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                   ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURE

6.1   For all claims other than Disability benefits:

      6.l.1 Claims Procedure. Any individual ("Claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

            6.1.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

            6.1.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.1.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth

                        (a)   The specific reasons for the denial,

                        (b) A reference to the specific provisions of this Agreement on which the denial is based,

                        (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

                        (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures, and

                        (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

      6.1.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            6.1.2.4 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

            6.1.2.5 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

            6.1.2.6 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            6.1.2.7 Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.1.2.8 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                        (a)   The specific reasons for the denial,

                        (b) A reference to the specific provisions of this Agreement on which the denial is based,

                        (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and

                        (d) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

6.2   For Disability claims:

      6.2.1 Claims Procedures. Any individual ("Claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

            6.2.1.2 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

            6.2.1.3 Timing of Company Response. The Company shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.

            6.2.1.4 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                        (a)   The specific reasons for the denial,

                        (b) A reference to the specific provisions of this Agreement on which the denial is based,

                        (c) (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

                        (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures,

                        (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

                        (f) [See ss.2560.503-l(g)(v) Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

                        (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terns of this Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

           6.2.1.5 Timing of Notice of Denial/Extensions. The Company shall notify the Claimant of denial of benefits in writing or electronically not later than 45 days after receipt of the claim by the Company. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

                        (a) For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Company's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Company expects to render a decision.

                        (b) If the Company determines that a second 30-day extension is necessary based on factors beyond the Company's control, the Company shall follow the same procedure in (a> above, with the exception that the notification must be provided to the Claimant before the end of the first 30-day extension period.

                        (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

      6.2.2 Review Procedures - Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            6.2.2.1 Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Company.

            6.2.2.2 Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

            6.2.2.3 Additional Company Responsibilities on Appeal. On appeal, the Company shall:

                        (a)   [See ss.2560.503-1(h)(3)(i)-(v)] Take into account
                              all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

                        (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Company who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

                        (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

                        (d) Identify medical or vocational experts whose advise was obtained on behalf of the Company in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

                        (e) Ensure that the health care professional engaged for purposes of a consultation under subsection
                              (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

            6.2.2.4 Timing of Notification of Benefit Denial - Appeal Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant's request for review by the Company, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render the determination on review.

            6.2.2.5 Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

                        (a) The specific reason or reasons for the adverse determination;

                        (b) Reference to the specific plan provisions on which the benefit determination is based;

                        (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

                        (d) A statement of the Claimant's right to bring an action under ERISA Section 502(a);

                        (e) [See ss.2560.503-1(j)(5)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

                        (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

                        (g) The following statement: "You and your Company may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."

                                   ARTICLE 7
                   AMENDMENT AND TERMINATION OF THE AGREEMENT

7.1 Amendment and Termination. Subject to Article 4, prior to the commencement of benefit payments under this Agreement, the Company reserves the right to amend or terminate this Agreement at any time by the action of the Board.

                                   ARTICLE 8
                                 MISCELLANEOUS

8.1 Unsecured General Creditor. The Executive and the Executive's Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. Any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Agreement shall be merely that of an unfunded and unsecured promise to pay money in the future.

8.2 Not a Contract of Employment. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between the Company and the Executive. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Agreement shall be deemed to give a Executive the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Executive at any time.

8.3 Participation in Other Plans. Nothing herein contained shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit sharing, group insurance, bonus or similar employee plans which the Company may now or hereafter maintain.

8.4 Alienability. Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Executive or the Executive's Beneficiary or any of them, to be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Executive or any Beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefit hereunder, the Company's liabilities shall forthwith cease and terminate.

8.5 Successors. The provisions of this Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Executive and the Executive's Beneficiary.

8.6 Reorganization. The Company shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to such succeeding or continuing company, firm, or person.

8.7 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

8.8 Alternative Action. In the event it shall become impossible for the Company or the Plan Administrator to perform any act required by this Agreement, the Company or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Company.

8.9 Applicable Law. Subject to ERISA, the provisions of this Agreement shall be construed and interpreted in accordance with the laws of the state of Pennsylvania, without regard to its conflict of law principles.

8.10 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

8.11 Furnishing Information. The Executive or the Executive's Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Agreement and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

8.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

8.13 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Agreement shall be sufficient if in writing and hand- delivered, or sent by registered or certified mail, to the address below:

                                198 E. TIOGA ST.
                                TUNKHANNOCK PA.
                                           18657

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

8.14 Signed Copies. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts taken together shall constitute one (1) and the same instrument.

      IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be duly executed as of the Effective Date above.

EXECUTIVE                               GRANGE NATIONAL BANK


/s/ Thomas A. McCullough                By:
------------------------------             /s/ Sally A. Steele
                                           ---------------------------------

Thomas A. McCullough                            As its Secretary
------------------------

BENEFICIARY DESIGNATION FORM

I designate the following as beneficiary of benefits under this Agreement payable following my death:

Primary:
         Helen T. McCullough
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------

Contingent:
         Thomas A. McCullough, Jr., Matthew H. McCullough, Mark M. McCullough,
        ------------------------------------------------------------------------

      John P. McCullough, Luke M. McCullough   each 20%
--------------------------------------------------------------------------------


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Plan Administrator. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature /s/ Thomas A. McCullough
          ------------------------
            Thomas A. McCullough

Date January 17, 2003

Acknowledged by the Plan Administrator this 11 day of February, 2003


By /s/ [Illegible]
   -------------------------------

Title ____________________________